UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013 (February 20, 2013)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, the Board of Directors of WellPoint, Inc. (the “Company”) elected Joseph R. Swedish as a Director of the Company effective as of March 25, 2013, with a term to expire at the annual meeting of shareholders in May 2013, at which time he will stand for re-election. Mr. Swedish was also appointed to the Executive Committee of the Board of Directors of the Company effective as of March 25, 2013.

As previously announced, Mr. Swedish will be the Chief Executive Officer of the Company effective as of March 25, 2013. Mr. Swedish’s election to the Board of Directors was pursuant to the terms of the offer letter between Mr. Swedish and the Company dated February 6, 2013 (the “Offer Letter”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013. As an executive officer of the Company, Mr. Swedish will not participate in the Company’s director compensation program, but rather will receive the compensation as set forth in the Offer Letter. There are no relationships between Mr. Swedish and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013

WELLPOINT, INC.

By:	/s/ Kathy Kiefer
Name:	Kathleen S. Kiefer
Title:	Vice President and Corporate Secretary